SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SPIRIT INTERNATIONAL, INC**, did on March 10, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 10, 2014.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20140310-3416
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20140177695-32
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/10/2014 4:13 PM
	Entity Number E0126402014-9

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: SPIRIT INTERNATIONAL, INC

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CORP 95, LLC (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: ______ City: ______ Nevada Zip Code: ______

Mailing Address (if different from street address): ______ City: ______ Nevada Zip Code: ______

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75000000 Par value per share: $ 0.0010 Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) ZUR DAGON (Name)
2620 REGATTA DR SUITE 102 (Street Address) LAS VEGAS (City) NV (State) 89128 (Zip Code)

2) ______ (Name)
Street Address ______ City ______ State ______ Zip Code ______

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

PYRAMID MANAGEMENT, LLC (Name) X PYRAMID MANAGEMENT, LLC (Incorporator Signature)

2620 REGATTA DR SUITE 102 (Address) LAS VEGAS (City) NV (State) 89128 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CORP 95, LLC — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

3/10/2014 (Date)

This form must be accompanied by appropriate fees.

ADDITIONAL PROVISIONS OF THE ARTICLES OF INCORPORATION

The liability of the officers, directors and agents of this corporation for monetary damages shall be eliminated to the fullest extent permissible under NEVADA law.

This corporation is authorized to provide indemnification of officers, directors and agents to the fullest extent permissible under NEVADA law.

Any amendment, repeal or modification of any provision of this Article shall not adversely affect any right or protection of an officer, director or agent of this corporation existing at the time of such amendment, repeal or modification.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Instructions for Initial List/Annual List and State Business License Application

ATTENTION: You may now file your Initial/Annual List and State Business License online at www.nvsilverflume.gov

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

TYPE or PRINT the following information on the Initial List and Registered Agent Form:

1. The *NAME* and *ENTITY NUMBER* of the entity *EXACTLY* as it is registered with this office.
2. The *FILING PERIOD* is the month and year of filing TO the month and year 12 months from that date. Example: If the entity date was 1/12/99 the filing period would be 1/1999 to 1/2000.
3. The names and addresses as required on the list should be entered in the boxes provided on the form.
4. If qualified for a statutory exemption from the State Business License, enter the applicable code in the area provided. If claiming exemption, a Declaration of Eligibility for State Business License Exemption must accompany initial list. Entities claiming exemption cannot file online.
5. The *SIGNATURE*, including the signers title and date signed MUST be included in the areas provided at the bottom of the form. Signature may be that of an officer or equivalent or that of another person authorized by the entity to sign the list.
6. Completed *FORM, FEES and applicable PENALTIES* must be returned to the Secretary of State. Pursuant to NRS 225.085, all Initial and Annual Lists must be in the care, custody and control of the Secretary of State by the close of the business on the due date. Lists received after the due date will be returned unfiled, and will require any associated fees and penalties as a result of being late. Trackable delivery methods such as Express Mail, Federal Express, UPS Overnight may be acceptable if the package was guaranteed to be delivered on or before the due date yet failed to be timely delivered.

FILING FEES: The annual filing fee for corporations will be based on the amount represented by the total number of shares provided for in the articles. See fee schedule or contact our office. Annual lists for nonprofit corporations without shares are $25.00. Nonprofit corporations and corporations sole are not required to maintain a State Business License or pay the additional fee.

ADDITIONAL FORMS may be obtained on our website at www.nvsos.gov or by calling 775-684-5708.

FILE STAMPED COPIES: To receive one file stamped copy, please mark the appropriate check box on the list. Additional copies require $2.00 per page and appropriate order instructions.

CERTIFIED COPIES: To order a certified copy, enclose an additional $30.00 and appropriate instructions. A copy fee of $2.00 per page is required for each copy generated when ordering 2 or more certified copies.

EXPEDITE FEE: Filing may be expedited for an additional $125.00 fee for 24-hour service, $500.00 for 2-hour service and $1000.00 for 1-hour service.

Filing may be submitted at the office of the Secretary of State or by mail at the following addresses:

MAIN OFFICE:
Regular and Expedited Filings

Secretary of State
Status Division
202 North Carson Street
Carson City NV 89701-4201
Phone: 775-684-5708
Fax: 775-684-7123

SATELLITE OFFICE:
Expedited Filings Only

Secretary of State – Las Vegas
Commercial Recordings Division
555 East Washington Ave, Suite 5200
Las Vegas NV 89101
Phone: 702-486-2880
Fax: 702-486-2888

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

SPIRIT INTERNATIONAL, INC

NAME OF CORPORATION

FOR THE FILING PERIOD OF: MAR, 2014 TO MAR, 2015. Due by Apr 30, 2014

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ENTITY NUMBER

E0126402014-9

100101

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return completed form with the filing fee of $125.00 filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporation. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of **$2.00 per page** is required for **each additional** copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

ABOVE SPACE IS FOR OFFICE USE ONLY

FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ______

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ______

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	TREASURER (OR EQUIVALENT OF)		
ADDRESS	CITY	STATE	ZIP CODE
NAME	TITLE(S)		
	DIRECTOR		
ADDRESS	CITY	STATE	ZIP CODE

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful act.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X ______________________ Title ______ Date ______

Signature of Officer or Other Authorized Signature

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

ATTACH FORM ONLY IF CLAIMING A STATE BUSINESS LICENSE EXEMPTION

270102

Declaration of Eligibility for State Business License Exemption

(This form must be notarized)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This form must accompany the List of Officers only if claiming exemption from the State Business License. Please provide the information requested only for the exemption for which you claim eligibility. Failure to provide the requested information or to notarize this document will result in a rejected filing, which could result in late fees.

Entity Name: ______ **NV Business I.D. Number:** ______

001 - Governmental Entity

☐ This entity is an incorporated or unincorporated agency or instrumentality of the United States government or any state government; a corporation wholly owned by the United States government; or county, city, district, or other political subdivision of a state.

002 - 501(c) Nonprofit Entity

☐ This entity is qualified as a 501(c) Nonprofit Entity pursuant to Title 26 U.S.C. Section 501(c). Please provide the Internal Revenue Service (IRS) issued **Federal Employer Identification Number (FEIN)** ______

005 - Motion Picture Company

Is the primary purpose of this entity to create or produce motion pictures, as defined in NRS 231.020? ☐ **Yes** ☐ **No**

If yes to above question, does the creation or production of motion pictures occur in Nevada? ☐ **Yes** ☐ **No**

If so, please provide Nevada Film Office registration number: ______

006 - NRS 680B.020 Insurance Company

Are the activities of this entity regulated through a license or certificate of authority granted by the Division of Insurance pursuant to NRS Title 57?

☐ **Yes** ☐ **No**

If yes, provide license or certificate of authority number ______

I declare under penalty of perjury, as a representative authorized by statute to file on behalf of the above named entity, that the declarations indicated above are true and correct.

X ______ ______ ______
Signature Title Date

State of ______ County of ______

Subscribed and sworn to before me the ______ 20____

by ______
(Print name of Signer)

Notary Signature ______

090101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140276111-85
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/15/2014 11:45 AM
	Entity Number E0126402014-9

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

SPIRIT INTERNATIONAL, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

3.Authorized Stock - number of shares with par value 75,000,000 Par value per share $0.0001

Names and Addresses of the Board of Directors/Trustees
4.ZUR DADON, CEO - 2620 REGATTA DR STE 102, LAS VEGAS, NV 89128

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) [X] incorporators [ ] board of directors

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature]
Authorized Signature

X
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.